UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 28, 2011 (Date of earliest event reported)

EQUITY LIFESTYLE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-11718	36-3857664
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

Two North Riverside Plaza, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(312) 279-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 28, 2011, Equity LifeStyle Properties, Inc. (the “Company”) announced that Michael Berman has tendered his resignation as Executive Vice President and Chief Financial Officer of the Company to become Executive Vice President and Chief Financial Officer at General Growth Properties. Mr. Berman will be available to assist the company in the transition of duties for a short period of time.

The Board of Directors has appointed Marguerite Nader as Executive Vice President and Chief Financial Officer effective November 28, 2011. Mrs. Nader, age 43, has been the Company’s Executive Vice President – New Business Development since February 2011. Mrs. Nader is also a member of the Management Committee. Mrs. Nader was Executive Vice President – Sales and Marketing of the Company from February 2009 to February 2011. Mrs. Nader was Senior Vice President of New Business Development of the Company from January 2007 to February 2009. Mrs. Nader was Vice President of New Business Development of the Company from January 2001 to January 2007. Mrs. Nader was Vice President of Asset Management of the Company from January 1998 to January 2001. Mrs. Nader has been employed by the Company since 1993. Mrs. Nader most recently led the Company’s acquisition team through the $1.4 billion acquisition of a portfolio of manufactured home communities from Hometown America.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITY LIFESTYLE PROPERTIES, INC.

By:	/s/ Thomas P. Heneghan
Thomas P. Heneghan President and Chief Executive Officer

Date: November 29, 2011